CHINDEX STOCKHOLDERS APPROVE MERGER

BETHESDA, MD – September 16, 2014 — Chindex International, Inc. (“Chindex” or the “Company”) (Nasdaq: CHDX) announced that, at a special meeting of stockholders held today, the Company’s stockholders adopted the previously announced merger agreement (the “Merger  Agreement”) by and among the Company, Healthy Harmony Holdings, L.P. (“Parent”), and Healthy Harmony Acquisition, Inc. (“Merger Sub”). Parent is an affiliate of TPG, Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun”) and Ms. Roberta Lipson, the CEO of the Company.

The Merger Agreement was adopted by approximately 81% of the aggregate voting power of the Company’s outstanding stock.  The Merger Agreement was also adopted by approximately 64% of the voting power of the Company’s outstanding stock not owned, directly or indirectly, by any “Excluded Holder” (as defined in the Merger Agreement), thus satisfying an additional stockholder approval condition in the Merger Agreement.  “Excluded Holders” consisted of, among others, Parent, Merger Sub, holders of shares of Class B common stock, Roberta Lipson and her related trusts, the other officers and directors of the Company (other than the members of the Transaction Committee of the Board of Directors), and Fosun Industrial Co., Limited.

Under the terms of the Merger Agreement, Parent has agreed to acquire Chindex at a price of $24.00 per share in cash, without interest and net of any taxes required to be withheld.  The transaction is expected to close on or before September 30, 2014.  If completed, the transaction would result in Chindex becoming a privately held company and its common stock would no longer be listed on the NASDAQ Global Select Market.

Morgan Stanley & Co. LLC is serving as financial advisor and Hughes Hubbard & Reed LLP is serving as lead legal advisor to the Transaction Committee in connection with the pending merger.  Goldman, Sachs & Co. is serving as financial advisor, Cleary Gottlieb Steen & Hamilton LLP is serving as lead legal advisor, and Fangda Partners is serving as PRC counsel to TPG. Troutman Sanders LLP is serving as Fosun’s legal advisor. Skadden, Arps, Slate, Meagher & Flom LLP is serving as lead legal advisor of Ms. Lipson.

About Chindex

Chindex is an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics. United Family Healthcare currently operates in Beijing, Shanghai, Tianjin and Guangzhou. The Company also provides medical capital equipment and products through Chindex Medical Ltd., a joint venture company with manufacturing and distribution businesses serving both domestic China and export markets. With more than thirty years of experience, the Company's strategy is to continue its growth as a leading integrated health care provider in the Greater China region. Further Company information may be found at the Company's website at http://www.chindex.com.

Safe Harbor Statement

Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, updates and additions to those “Risk Factors” in the Company’s interim reports on Form 10-Q, Forms 8-K and in other documents filed by us with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” or “continue” or similar terms or the negative of these terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

For more information, please contact:

Chindex International Inc.

ICR, LLC

William Zima
In U.S.: +1 646-308-1472
In China: +86 (10) 6583-7511
Email: william.zima@icrinc.com

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